QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2004, except for Note 20, as to which the date is May 7, 2004, relating to the financial statements of Overstock.com, Inc. as of December 31, 2002 and 2003 and for each of the three years in the period ended December 31, 2003, which appear in the Registration Statement on Form S-3, as supplemented May 13, 2004.

PricewaterhouseCoopers LLP

Salt Lake City, Utah
May 20, 2004

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS